BOARD OF DIRECTORS OF
                    FIRST CHARTER CORPORATION
                              ______

                           RESOLUTIONS
                              ______

                        February 19, 1997


           STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interest of the Corporation to establish a stock option plan pursuant to which up to 150,000 shares of the Corporation's common stock, $5 par value per share(the "Common Stock"), may be granted to non-employee directors of the Corporation and its subsidiaries from time to time in the discretion of the Compensation Committee of the Board of Directors, upon the terms and conditions contemplated by the Plan, in order to encourage stock ownership of the Corporation by such directors and to provide additional incentive to such directors to contribute to the success of the Corporation;

    NOW, THEREFORE, BE IT RESOLVED, that the Stock Option Plan for Non-Employee Directors (the "Plan") as presented to the Board of Directors for review be, and it hereby is, authorized, approved and adopted in all respects, in substantially the form attached hereto as Exhibit A, with such changes, modifications and omissions as the President and Chief Executive Officer or the Chief Financial Officer may approve upon advise of counsel; and

    FURTHER RESOLVED, that the issuance by the Corporation of up to 150,000 shares of the Common Stock upon the exercise of options granted under the Plan from time to time be, and hereby is, approved in all respects, and that 150,000 shares of the Common Stock of the Corporation be, and they hereby are, reserved for issuance pursuant to the exercise of options granted under the Plan (the "Shares"); and

    FURTHER RESOLVED, that the Plan shall be submitted to the shareholders for approval thereof; and

    FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered
(a) to execute and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or other applicable form as counsel may advise) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the possible issuance or sale from time to time of up to 150,000 shares of Common Stock to its non-employee directors pursuant to the exercise of options granted under the Plan, with such terms therein as the officers executing the same may approve, their execution to be conclusive evidence of such approval, and (b) to execute and file all such other instruments and documents, to make all such payments, to do all such other acts and things in connection with said Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable in order to effect such filing and to procure the effectiveness of said Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and

    FURTHER RESOLVED, that Lawrence M. Kimbrough and Robert O. Bratton, and each of them with full power to act without the other, be, and they hereby are, authorized and empowered to sign the aforesaid Registration Statement and any amendment or amendments (including post-effective amendments) thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following, to wit: the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer of the Corporation, including the Chairman of the Board of Directors and the President of the Corporation; and

    FURTHER RESOLVED, that Lawrence M. Kimbrough be, and he hereby is, appointed and designated as the Agent for Service of the Corporation to be named in the aforesaid Registration Statement, with authority to receive notices and communications with respect to the registration of the Shares under the Securities Act, with all powers and functions consequent upon such designation under the Rules and Regulations of the SEC; and

    FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for distribution in various states where appropriate, that the Chief Executive Officer, Chief Financial Officer and Secretary of the Corporation hereby are authorized, empowered and directed to determine the states in which appropriate action shall be taken to qualify or register for distribution the Shares as said officers may deem advisable; that said officers are hereby authorized, empowered and directed to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

    FURTHER RESOLVED, that such officers be, and they hereby are, authorized and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares under the securities laws of any one or more of the states as such officers may deem advisable and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorney, commitments and other papers and instruments as may be required under such laws and to take any and all further actions which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interest of the Corporation; and

    FURTHER RESOLVED, that upon the issuance thereof pursuant to the exercise of options granted under the Plan, the Shares shall be deemed to be fully paid and nonassessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and

    FURTHER RESOLVED, that First Charter National Bank be, and it hereby is, appointed Transfer Agent and Registrar for such Shares; and it is hereby vested with all the power and authority as Transfer Agent and Registrar with respect to said Shares as it has heretofore been vested with for the shares of the Corporation's Common Stock currently issued and outstanding; and

    FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, empowered and directed to file any form of notification or application or similar form as may be required to maintain the designation of the Common Stock on the NASDAQ National Market and to pay any fees required in connection therewith; and

    FURTHER RESOLVED, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting; and

    FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized, empowered and directed to do any and all things of any and every nature whatsoever and execute all instruments, certificates and documents which they in their discretion deem necessary, appropriate or convenient to carry into effect the foregoing resolutions and the purpose and intent thereof.


                      FIRST CHARTER CORPORATION
                       CERTIFICATE OF SECRETARY


    I, David E. Keul, Assistant Corporate Secretary of First Charter Corporation, a corporation organized and existing under the laws of the State of North Carolina (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on February 19, 1997, at which meeting a quorum was present and acting throughout, and that all such resolutions are in full effect and have not been amended or rescinded as of the date hereof.

    IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation this 29th day of May, 1998.



                             /s/ DAVID E. KEUL
                                  David E. Keul
                                  Assistant Corporate Secretary

(CORPORATE SEAL)